December 27, 2022

Sri Ryali

Dear Sri,

Codexis, Inc.
200 Penobscot Drive Redwood City, CA 94063 Tel: +1 (650) 421-8100
Fax: +1 (650) 421-8102
www.codexis.com

On behalf of Codexis, Inc. (“Codexis” or the “Company”), I am pleased to extend to you this offer of employment as Chief Financial Officer reporting to Stephen Dilly, President and Chief Executive Officer. Your position is a full-time and exempt from overtime pay under the Fair Labor Standards Act.

Your employment is subject to proof of your legal right to work in the United States, and to your completing the United States Citizenship and Immigration Service Employment Eligibility Verification Form I-9. Your employment is also subject to successful completion of your professional references, background and drug screening, as well as the execution of your Employee Confidential Information and Inventions Assignment Agreement (Attachment A) (your “Confidentiality Agreement”).

You will not, during your employment by the Company, be employed by or otherwise engaged in any other business activity requiring any of your time, except that, with the prior written approval of the Company’s Board of Directors (the “Board”) or the Company’s Chief Executive Officer, you may serve as a member of the board of directors of up to one organization that is not a competitor of the Company, provided that such service does not individually or in the aggregate interfere with the performance of your duties to the Company, violate the Company’s standards of conduct then in effect, or raise a conflict under the Company’s conflict of interest policies. In the event of any conflict between this paragraph and your Confidentiality Agreement, this paragraph shall control.

Compensation

If you accept this offer and you begin employment with Codexis, you will receive an initial salary of USD$450,000 per year, payable semi-monthly, which will be subject to all applicable withholdings.

You will also be eligible to be paid a one-time sign-on bonus in the amount of USD$100,000 (the “Sign-On Bonus”), which will be paid to you on the first payroll date following your commencement of employment with the Company, subject to all applicable withholdings. [Notwithstanding the foregoing, your Sign-On Bonus will not be earned when paid and, instead, will only be earned if you remain continuously employed with the Company through the first anniversary of your commencement of employment with the Company. In the event your employment with the Company terminates prior to the first anniversary of your commencement of employment with the Company for any reason, then you agree to repay to the Company the full amount of the Sign-On Bonus.]

You will also be eligible to participate in the Codexis Employee Incentive Compensation Plan (the “Incentive Plan”). Your Incentive Plan target will be 50% of your Codexis base salary earnings. If Codexis meets all of its corporate goals for 2023, and you also perform well against your individual and group goals, to be established with your supervisor, you can expect to receive an Incentive Plan payout at or near this target after our Board of Directors (the “Board”) approval of our 2023 year-end financial statements. Based on the Company’s performance and your individual and group’s goal performance, your actual bonus may be more or less than this target, and under certain circumstances there may be no payout. Any Incentive Plan payout you receive will be based on your service during 2023 as a percentage of the full year. Any payout will be subject to all applicable withholdings. Please also note that the Incentive Plan does not constitute a contract of employment or alter the “at will” status of your employment.

In addition, Codexis reserves the right to modify or terminate the Incentive Plan at any time and for any reason without your consent.

Equity

As an inducement for you to join the Company, we are pleased to inform you that we will recommend to the Board or a committee appointed by the Board that you be granted an award (the “Award”) of performance stock units (“PSUs”) with an approximate value of US$666,667.00 as determined in accordance with Codexis’ policy, as may be amended from time to time. The actual number of shares of Company common stock (“Common Stock”) that will be issued to you upon vesting of the PSUs is contingent upon the satisfaction by the company of pre-determined performance criteria for the measurement period, which for this grant will be the calendar year 2023. You may not receive any PSUs if the minimum performance criteria are not met. If the minimum performance criteria are met, the PSUs will vest in two, equal installments beginning within the first calendar quarter following the measurement period and until the PSUs are 100% vested one-year following the first installment vesting date. Your PSU grant will be subject to the terms of the Codexis, Inc. 2022 Employment Inducement Award Plan (the “Plan”) and will be conditioned on your acceptance of an appropriate PSU agreement.

In addition, as an additional inducement for you to join the Company, subject to approval by the Board or a committee appointed by the Board, you will be granted an option (the “Option”) to purchase Common Stock having a value of US$1,333,333.00, as determined in accordance with Codexis’ policy, as may be amended from time to time. The Option will have an exercise price per share equal to the closing trading price of a share of Common Stock on the date the Option is granted (or if the grant date is not a trading day, the immediately preceding trading day). Options are generally granted on or around the 5th day of the month following the month employees commence employment. The Option will vest and become exercisable as to one fourth or 25% of the shares initially subject to the Option on the first anniversary of the date of grant and thereafter will vest and become exercisable as to 1/48th of the shares initially subject to the Option per month for the following 36 months until the option is 100% vested on the four-year anniversary of the date of grant. Vesting is contingent upon your continued employment through the applicable vesting date. Your Option will be subject to the terms of the Plan and a stock option agreement to be entered into between you and the Company.

Please note that the Company can grant the Award and Option to you only if and as long as it is permitted and feasible under the laws of the United States of America or any laws of a country in which you reside or to which laws you may be subject. If local laws make the grant of Award or Option illegal or impractical, the Company will let you know as soon as possible.

Change of Control Severance Agreement

In connection with the commencement of your employment with Codexis, you will have the opportunity to enter into a Change of Control Severance Agreement. A copy of the Change of Control Severance Agreement (Attachment B) is included with this offer letter for your review and signature.

Employee Benefits

As a full-time employee, you will be eligible for the Codexis employee benefit plans, which currently include medical, dental, vision, long-term disability, and life insurance, as well as a 401(k) plan and flexible time off that allows full-time employees to accrue 20 days of flexible time off each year of employment. For employees working greater than or equal to 20 hours and less than 40 hours per week flexible time off is prorated. Codexis reserves the right to modify or terminate any of these plans at any time and for any reason.

Other Terms and Conditions of Employment

Your employment with Codexis is at will. “Employment at will” means that you are free to resign from your employment at any time, for any reason or no reason at all, with or without cause and with or without notice. Similarly, Codexis may terminate your employment at any time for any legal reason, with or without cause and with or without notice. It also means that your job duties, title and responsibility and reporting level, work schedule, compensation and benefits, as well as Codexis’ personnel policies and procedures, may be changed with prospective effect, with or without notice, at any time in the sole discretion of Codexis. By accepting this offer of employment, you agree that your employment is at will, and acknowledge that no one, other than the President and CEO of Codexis, has the authority to promise you, either orally or in writing, anything to the contrary. Any such agreement must be in writing and signed by both you and the President to be effective.

Employment with any other entity or for yourself in competition with Codexis, or any direct or indirect subsidiary of Codexis, is not permitted. If you want to take an outside job, please discuss the opportunity with your manager and the Human Resources Department in advance so that a determination can be made if any actual or potential conflict of interest exists.

During the course of your employment you may create, develop or have access to confidential information belonging to Codexis, including technical, research, financial, business, commercial, personnel or operational information, and/or ideas, trade secrets, know-how, procedures, strategies or plans. You agree that as a condition of your employment with Codexis, you will sign and comply with the Codexis Employee Confidential Information and Inventions Assignment Agreement, a copy of which is attached to this letter as Attachment A.

The terms described in this letter supersede and replace all prior agreements, understandings, and promises between Codexis and you concerning the terms and conditions of your employment with Codexis.

We hope that your association with Codexis will be mutually successful and rewarding, and we look forward to welcoming you aboard. Please indicate your acceptance of this offer by initialing each page and signing this letter below and returning the letter to Karen Armijo by January 3, 2023.

Sincerely, Codexis, Inc.

By: /s/Stephen Dilly
Stephen Dilly, Ph.D
President & CEO

I understand and agree to the foregoing terms and conditions of employment with Codexis.

/s/ Sri Ryali

12/30/2022    1/17/2023
Date    /    Start Date

ATTACHMENT A

CODEXIS 2010 EMPLOYEE CONFIDENTIAL INFORMATION AND INVENTIONS ASSIGNMENT AGREEMENT

CODEXIS, INC.

EMPLOYEE CONFIDENTIAL INFORMATION AND INVENTIONS ASSIGNMENT AGREEMENT

The following confirms an agreement (the “Agreement”) between Codexis, Inc., its subsidiaries, affiliates, successors or assigns (together the “Company”) and me (Sri Ryali). As a condition of my employment, and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by Company, I agree to the following effective as of my first day of employment with the Company:

1.At-Will Employment. This Agreement is not an employment contract for any particular term. I have a right to resign and Company has the right to terminate my employment at will, at any time, for any or no reason, with or without cause and without notice. In addition, this Agreement does not purport to set forth all of the terms and conditions of my employment, and, as an employee of Company, I have obligations to Company which are not set forth in this Agreement. However, the terms of this Agreement govern over any inconsistent terms and can only be changed by a subsequent written agreement signed by both parties.

2.Confidential Information.

(a)Company Information. I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation (in writing, verbally, or via email or any other medium) without written advance authorization of the Board of Directors of the Company, any Confidential Information of the Company. I will not use any Confidential Information except in the performance of my authorized duties as an employee of Company. I understand that “Confidential Information” includes, without limitation, any tangible or intangible proprietary information, technical data, trade secrets or know-how, including, but not limited to, research ideas, concepts, tangible and biological materials (including, but not limited to, cell lines, plasmids, vectors and DNA) and data; product plans, products, and services; customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during my term of my employment); business markets, software, development, discoveries, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, business plans, corporate strategy plans, financial data; or other business information made, generated or developed by me in the course of my employment with Company, or disclosed to me by Company either directly or indirectly in any form, including, without limitation, in writing, orally, electronically, or by drawings or observation of materials, parts, equipment, or research experiments. Confidential Information also includes confidential information provided to Company by any third party, which is indicated by such third party to be confidential. I further understand that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of mine.

(b)Third Party Information. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity, and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing and in advance by such employer, person or entity.

(c)Third Party Information Received by the Company. I recognize that the Company has received and in the future will likely receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such third party.

(d)Defend Trade Secrets Act. 18 U.S.C. § 1833(b) states:

“An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.”

Accordingly, I have the right to disclose in confidence trade secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. I also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protectable from public disclosure. Nothing in this Certification is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).

3.Inventions.

(a)Inventions Retained and Licensed. I have attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets (if any) which were made by me prior to my employment with the Company (collectively referred to as “Prior Inventions”), which belong to me, which relate to the Company’s proposed business, products or research and development, and which are not assigned to the Company hereunder; if no such list is attached to or contained in Exhibit A, I represent that there are no such Prior Inventions. If in the course of my employment with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, fully sublicensable, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use, have used, sell, have sold and import such Prior Invention as part of or in connection with such product, process or machine.

(b)Assignment of Inventions. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company. I hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (collectively referred to as “Inventions”), excepting only any invention (if any) which qualifies fully under the provisions of California Labor Code Section 2870 as provided in Section 3 (f) below. I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectable by copyright are “works made for hire”, as that term is defined in the United States Copyright Act.

(c)Inventions Assigned to the United States. I agree to assign to the United States government all my right, title, and interest in and to any and all Inventions hereunder, whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

(d)Maintenance of Records. I agree to keep and maintain adequate and current written records of any and all Inventions hereunder, including any made by me solely or jointly with others during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

(e)Patent and Copyright Registrations.    I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

(f)Exception to Assignments. I understand that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870 (attached hereto as Exhibit B). I will advise the Company promptly in writing of any invention that I believe meet the criteria in California Labor Code Section 2870 and are not disclosed on Exhibit A.

4.Conflicting Employment. I agree that, during the term of my employment with the Company, I will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of my employment, nor will I engage in any other conduct or activities that conflict with my obligations to the Company or is not in the best interests of the Company.

5.Returning Company Property. I agree that, prior to or at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all Confidential Information in my possession, as well as all equipment, devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, biological and other tangible materials (including, but not limited, to cell lines, plasmids, vectors and DNA), other documents or tangible property of the Company (or property of third parties that is lawfully in the possession or control of the Company), or reproductions of any aforementioned items including any and all of the aforementioned items developed by me pursuant to my employment with the Company or otherwise property of the Company, its successors or assigns. In the event of the termination of my employment, I agree to sign and deliver the “Termination Certification” attached hereto as Exhibit C.

6.Notification of New Employer. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

7.Solicitation of Employees and Customers. I acknowledge and agree that for a period of twenty- four (24) months or to the maximum extent permitted by law immediately following the termination of my relationship with the Company for any reason, whether voluntarily or involuntarily, I shall not either directly or indirectly without the prior written consent of the Company:

(a)solicit, induce, recruit or encourage any of the Company's employees to leave their employment, either for myself or for any other person or entity; or

(b)use Confidential Information of the Company to solicit the business of any customer of the Company, where I had contact with such customer during the period of my employment with the Company, and which business is competitive with any significant part of the business conducted by the Company or any subsidiary or affiliate thereof at the time of termination of my employment or as contemplated to be conducted by the Company at such time.

In connection with the foregoing, I acknowledge and agree that the identity, appropriate knowledge of personnel, research and/or product requirements, volume and frequency of orders, and price sensitivity of customers of the Company are not publicly available information and constitute valuable trade secrets of the Company.

8.Photography Consent, Waiver, And Release. Upon execution of this Agreement, I agree to sign the Photography Consent, Waiver and Release attached as Exhibit D hereto.

9.Conflict of Interest Guidelines. I agree to diligently adhere to the Conflict of Interest Guidelines attached as Exhibit E hereto.

10.Representations. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

11.Equitable Remedies.    I agree that it would be impossible or inadequate to measure and calculate the Company’s damages from any breach of the covenants set forth in this Agreement. Accordingly, I agree that if I breach any provision of this Agreement, the Company will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement.

12.Non-Disparagement. I agree that, during employment with Company and thereafter, I will not make comments, whether oral or in writing, that tend to disparage or injure the Company, its officers, directors, agents, employees, technology, businesses, products or services. Nothing in this Agreement will be construed to preclude me from complying with the terms of a validly issued subpoena.

13.General Provisions.

(a)Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the State of California exclusively, as such laws apply to contracts between California residents performed entirely within California. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in San Mateo County, California for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

(b)Entire Agreement.    This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior and contemporaneous discussions between us, including any previous confidentiality agreements that I may have entered into with the Company. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by both parties. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

(c)Severability.    If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

(d)Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and assigns.

(e)Survival.    The rights and obligations of the parties to this Agreement will survive termination of my employment with Company.

(f)Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT ONE COUNTERPART WILL BE RETAINED BY COMPANY AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.

Date: 12/30/2022

/s/ Sriram Ryali
Signature

Sriram Ryali
Printed

CODEXIS, INC.

By:

Title:

Date:

EXHIBIT A

LIST OF PRIOR INVENTIONS (INCLUDING ORIGINAL WORKS OF AUTHORSHIP)

Identifying Number
    Title             Date        Or Brief Description

EXHIBIT B

CALIFORNIA LABOR CODE SECTION 2870 EMPLOYMENT AGREEMENTS; ASSIGNMENT OF RIGHTS

“(a)    Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer.

(2)Result from any work performed by the employee for the employer.

(b)    To the extent a provision in the employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.”

EXHIBIT C

CODEXIS, INC. TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to Codexis, Inc., its subsidiaries, affiliates, successors or assigns, except where authorized in writing.

I further certify that I have complied with all the terms of the Codexis, Inc. Employee Confidential Information and Inventions Assignment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

I further agree that, in compliance with the Employee Confidential Information and Inventions Assignment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of Codexis, Inc. or any of its employees, clients, consultants, or licensees.

The Federal Defend Trade Secrets Act. 18 U.S.C. § 1833(b) states:

“An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.”

Accordingly, I have the right to disclose in confidence trade secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. I also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protectable from public disclosure. Nothing in this Certification is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).

I further agree that in compliance with the Employee Confidential Information and Inventions Assignment Agreement, for twenty-four (24) months from this date: (a) I will not use confidential information to solicit, induce, recruit or encourage any of the Company’s employees to leave their employment, either for myself or for any other person or entity; and (b) I will not use confidential information to solicit the business of any customer of the Company, which business is competitive with any significant part of the business conducted by the Company or any subsidiary or affiliate thereof at the time of termination of my employment or as contemplated to be conducted by the Company at such time.

Date:

(Employee’s Signature)

(Type/Print Employee’s Name)

[TO BE SIGNED UPON TERMINATION OF EMPLOYMENT]

EXHIBIT D

CODEXIS, INC.
PHOTOGRAPHY CONSENT, WAIVER, AND RELEASE

For good and valuable consideration, I hereby consent and give permission to Codexis, Inc. (“Codexis”) or its agent, to photograph, image and/or videotape me, my property, and/or myself as included with others (such photographs, images, and/or videotapes, “Photographs”). I understand that any such Photographs, and all rights associated with them, will belong solely and exclusively to Codexis and Codexis shall have the irrevocable and absolute right to copyright, duplicate, reproduce, alter, display, distribute, and/or publish them in any manner, for any purpose, and in any form including, but not limited to, print, electronic, video, and/or Internet without notifying me.

I voluntarily waive any and all rights I may now or hereafter have with respect to any such Photographs, including any compensation, ownership, copyright, and privacy rights and any right to inspect or approve such Photographs and/or copy, print or other materials that may be used in connection with them, whether now or in the future, whether that use is known or unknown to me. I hereby waive any right to inspect or approve of any finished Photographs whether printed or electronic, that may be used now or in the future, whether that use is known or unknown to me, and I forever waive any right to royalties or other compensation arising from or related to the use of the Photographs. I hereby release and discharge, and agree to hold harmless, Codexis, its officers, agents and employees, and all persons acting under its permission or authority, from any claims, losses, damages or liability arising from or related to such Photographs and/or their use under any circumstances.

This consent, waiver, and release will be binding upon the heirs, executors, administrators and other legal representatives of myself, and will be for the benefit of Codexis, its successors and assigns.

I HAVE READ AND FULLY UNDERSTAND THE CONTENTS OF THIS CONSENT, WAIVER, AND RELEASE FORM, AND I SIGN IT FREELY AND VOLUNTARILY.

Name: Sriram Ryali

/s/ Sriram Ryali
Signature
Date: 10/30/2022

EXHIBIT E

CONFLICT OF INTEREST GUIDELINES

It is the policy of Codexis, Inc., to conduct its affairs in strict compliance with this letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees and independent contractors must avoid activities that are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the company. The following are potentially compromising situations that must be avoided. Any exceptions must be reported to the Chief Executive Officer and written approval for continuation must be obtained.

1.Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the company is intended. (The Employee Confidential Information and Inventions Assignment Agreement elaborates on this principle and is a binding agreement.)

2.Accepting or offering substantial gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to Codexis, Inc.

3.Participating in civic or professional organizations that might involve divulging confidential information of the company.

4.Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.

5.Initiating or approving any form of harassment of employees based upon their age, sex, race, ethnicity, national origin, or on any other protected basis.

6.Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the company.

7.Borrowing from or lending to employees, customers or suppliers.

8.Acquiring any business opportunity of interest to Codexis, Inc.

9.Improperly using or disclosing to the company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.

10.Unlawfully discussing prices, costs, customers, sales or markets with competing companies or their employees.

11.Making any unlawful agreement with distributors with respect to prices.

12.Improperly using or authorizing the use of any inventions that are the subject of patent claims of any other person or entity.

13.Engaging in any conduct that is not in Codexis, Inc.’s best interest.

Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning.